Exhibit 99.1

MSC Industrial Direct Co., Inc. 75 Maxess Road Melville, New York 11747-3151 Tel. 800.645.7270 Fax. 800.255.5067 www.mscdirect.com news

Investor Contact:

John G. Chironna

VP Investor Relations & Treasurer

MSC Industrial Direct Co., Inc.

(704) 987-5231

Media Contact:

Rachel Rosenblatt

FTI Consulting – Strategic Communications

(212) 850-5600

FOR RELEASE

MSC INDUSTRIAL DIRECT CO., INC. REPORTS

FISCAL 2013 FOURTH QUARTER RESULTS

- Net Sales of $673.8 Million in Fiscal 2013 Fourth Quarter -

- Adjusted Diluted Earnings per Share of $0.95, GAAP Diluted Earnings per Share of $0.89 in Fiscal 2013 Fourth Quarter -

Melville, NY, October 30, 2013 - MSC INDUSTRIAL DIRECT CO., INC. (NYSE: MSM), “MSC” or the “Company,” a premier distributor of Metalworking and Maintenance, Repair and Operations (“MRO”) supplies to industrial customers throughout North America, today reported financial results for its fiscal 2013 fourth quarter ended August 31, 2013.

Net sales for the fourth quarter of fiscal 2013 were $673.8 million, an increase of 6.1% (12.7% on an average daily sales basis) over net sales of $635.3 million in the fourth quarter of fiscal 2012. The recently acquired Barnes Distribution North America (“BDNA”) business contributed approximately $73.6 million to net sales in the fiscal 2013 fourth quarter. The fiscal 2012 fourth quarter contained fourteen weeks.

Excluding non-recurring costs of $6.4 million associated with the BDNA acquisition and the co-location of the Company’s headquarters, adjusted operating income for the fiscal 2013 fourth quarter was $98.7 million, or 14.7% of net sales, compared to $109.2 million, or 17.2% of net sales in the same quarter a year ago. GAAP operating income for the fiscal 2013 fourth quarter was $92.4 million.

Excluding the after tax effects of non-recurring costs, adjusted net income for the fourth quarter of fiscal 2013 was $60.3 million, or $0.95 per diluted share (based on 63.2 million diluted shares outstanding), compared to $69.7 million, or $1.11 per diluted share, a year ago (based on 62.5 million diluted shares outstanding). The BDNA operations contributed approximately $0.04 to the fiscal fourth quarter EPS and GAAP net income for the fourth quarter of fiscal 2013 was $56.4 million, or $0.89 per diluted share.

Erik Gershwind, President and Chief Executive Officer, stated, “Consistent with our outlook, a soft market environment persisted in the fiscal fourth quarter, particularly in metalworking where spending remained at depressed levels. However, the success of our share gain programs and customer penetration initiatives such as E-commerce and vending continued despite this weakness. Since the fiscal fourth quarter ended, sequential improvement in average daily sales growth rates in September and October are encouraging. Looking ahead, I would characterize the indicators as mixed, with some signs of possible improvement on the horizon.”

Jeff Kaczka, Executive Vice President and Chief Financial Officer, commented, “Overall, despite the soft environment, we were able to exceed our EPS guidance through a lift in our gross margin and effective management of our expenses. The BDNA integration is progressing well and the contribution of BDNA to our results was better than expected. For the fiscal first quarter of 2014, our guidance reflects a slight acceleration in revenue growth rates, combined with increased spending on infrastructure and growth initiatives to support our strategic plan. Finally, we were pleased to announce a 10 percent increase to our quarterly dividend last week.”

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2013 FOURTH QUARTER RESULTS	Page - 2 -

Mr. Gershwind concluded, “We are in the midst of building a foundation that will support the next leg of our growth story. Our actions will ensure that we not only continue to outgrow the market as we have in the current low growth environment, but accelerate our growth through share gains no matter the market conditions. As we implement our infrastructure and growth initiatives, we see fiscal 2014 as the low point for the operating margins for the base business, inclusive of MSC and BDNA, and anticipate improvement beginning in fiscal 2015. As we execute on our growth roadmap, we see the base business operating comfortably at operating margins in the high-teens.”

Outlook

The Company expects net sales for the fiscal first quarter 2014 to be between $662 million and $674 million. At the midpoint, average daily sales growth, exclusive of BDNA, is expected to be approximately 3 percent. Excluding non-recurring costs related to the co-location of the Company’s headquarters and non-recurring integration costs associated with BDNA, the Company expects adjusted diluted earnings per share for the fiscal first quarter 2014 to be between $0.92 and $0.96.

The Company expects the non-recurring costs related to the co-location of the Company’s headquarters to have a $0.02 impact and the integration costs related to the BDNA acquisition to have approximately a $0.04 impact on its GAAP diluted earnings per share in the fiscal first quarter 2014.

The management of MSC will host a conference call today, at 11:00 a.m. Eastern Time, to review the Company’s results for fiscal 2013 fourth quarter. The call and accompanying slides may be accessed via the Internet on MSC’s website located at: http://investor.mscdirect.com. A replay of the conference call will be available on the Company’s website until Friday, November 29, 2013.

Alternatively, the conference call can be accessed by dialing 1-877-270-2148 (U.S.) or 1-412-902-6510 (international). A replay will be available within one hour of the conclusion of the call and will remain available until Friday, November 29, 2013. The replay is accessible by dialing 1-877-344-7529 (U.S.) or 1-412-317-0088 (international) and entering passcode 10034454.

The Company’s reporting date for fiscal 2014 first quarter results will be January 8, 2014.

An explanation and reconciliation of the non-GAAP financial measures contained in this press release to the most directly comparable GAAP financial measures are included in the attached tables.

About MSC Industrial Direct Co., Inc. MSC Industrial Direct Co., Inc. is one of the largest distributors of Metalworking and Maintenance, Repair and Operations (“MRO”) supplies to industrial customers throughout North America. MSC employs one of the industry’s largest sales forces and distributes approximately 700,000 industrial products from approximately 3,000 suppliers. In-stock availability is approximately 99%, with next day standard delivery to the contiguous United States on qualifying orders up until 8 p.m. Eastern Time. For more information, visit MSC’s website at http://www.mscdirect.com.

Note Regarding Forward-Looking Statements: Statements in this Press Release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about expected future results, are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include: problems with successfully integrating acquired operations, unanticipated delays or costs associated with opening or expanding our customer fulfillment centers or customer service centers, current economic, political and social conditions, changing customer and product mixes, financial restrictions on outstanding borrowings, industry consolidation, the loss of key suppliers or supply chain disruptions, competition, general economic conditions in the markets in which we operate, volatility in commodity and energy prices, credit risk of our customers, risk of cancellation or rescheduling of orders, work stoppages or other business interruptions (including those due to extreme weather conditions) at transportation centers or shipping ports, the risk of war, terrorism and similar hostilities, dependence on our information systems and on key personnel, and the outcome of potential government or regulatory proceedings or future litigation relating to pending or future claims, inquiries or audits. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. We assume no obligation to update any of these forward-looking statements.

(Tables Follow)

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2013 FOURTH QUARTER RESULTS	Page - 3 -

MSC INDUSTRIAL DIRECT CO., INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	August 31, 2013	September 1, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$55,876	$168,453
Accounts receivable, net of allowance for doubtful accounts	345,366	297,215
Inventories	419,012	393,412
Prepaid expenses and other current assets	35,464	29,313
Deferred income taxes	37,771	31,718
Total current assets	893,489	920,111

Property, plant and equipment, net	251,536	174,597
Goodwill	630,318	289,124
Identifiable intangibles, net	155,324	51,212
Other assets	12,336	9,832
Total assets	$1,943,003	$1,444,876

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	14,184	1,007
Accounts payable	113,636	96,640
Accrued liabilities	85,759	72,868
Total current liabilities	213,579	170,515
Long-term debt, net of current maturities	241,566	2,189
Deferred income taxes and tax uncertainties	97,475	85,061
Total liabilities	552,620	257,765
Commitments and Contingencies
Shareholders’ Equity:
Preferred Stock	--	--
Class A common stock	55	53
Class B common stock	14	16
Additional paid-in capital	528,770	483,682
Retained earnings	1,132,868	970,965
Accumulated other comprehensive loss	(4,427)	(2,443)
Class A treasury stock, at cost	(266,897)	(265,162)
Total shareholders’ equity	1,390,383	1,187,111
Total liabilities and shareholders’ equity	$1,943,003	$1,444,876

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2013 FOURTH QUARTER RESULTS	Page - 4 -

MSC INDUSTRIAL DIRECT CO., INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(In thousands, except net income per share data)

	(Unaudited)
	Quarters Ended		Fiscal Years Ended
	August 31, 2013	September 1, 2012	August 31, 2013	September 1, 2012
	(13 weeks)	(14 weeks)	(52 weeks)	(53 weeks)
Net sales	$673,773	$635,271	$2,457,649	$2,355,918
Cost of goods sold	366,228	348,244	1,339,133	1,277,715
Gross profit	307,545	287,027	1,118,516	1,078,203
Operating expenses	215,193	179,021	732,990	665,987
Income from operations	92,352	108,006	385,526	412,216
Other income (expense):
Interest expense	(898)	(62)	(2,164)	(241)
Interest income	4	36	117	196
Other expense, net	(116)	(24)	(50)	(29)
Total other expense	(1,010)	(50)	(2,097)	(74)
Income before provision for income taxes	91,342	107,956	383,429	412,142
Provision for income taxes	34,967	39,041	145,434	153,111
Net income	$56,375	$68,915	$237,995	$259,031
Per Share Information:
Net income per common share:
Basic	$0.89	$1.10	$3.77	$4.12
Diluted	$0.89	$1.09	$3.75	$4.09
Weighted average shares used in computing net income per common share:
Basic	62,896	62,203	62,695	62,434
Diluted	63,203	62,539	63,011	62,803
Cash dividend declared per common share	$0.30	$0.25	$1.20	$1.00

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2013 FOURTH QUARTER RESULTS	Page - 5 -

MSC INDUSTRIAL DIRECT CO., INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income

(In thousands)

	For The Fiscal Years Ended
	August 31, 2013 (52 weeks)	September 1, 2012 (53 weeks)	August 27, 2011 (52 weeks)
Net income, as reported	$237,995	$259,031	$218,786
Foreign currency translation adjustments	(1,984)	(358)	575
Comprehensive income	$236,011	$258,673	$219,361

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2013 FOURTH QUARTER RESULTS	Page - 6 -

MSC INDUSTRIAL DIRECT CO., INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

	For the Fiscal Years Ended
	August 31, 2013 (52 weeks)	September 1, 2012 (53 weeks)
Cash Flows from Operating Activities:
Net income	$237,995	$259,031
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	49,479	34,723
Stock-based compensation	15,824	15,262
Loss on disposal of property, plant, and equipment	941	1,129
Provision for doubtful accounts	3,499	3,560
Deferred income taxes and tax uncertainties	6,360	2,765
Excess tax benefits from stock-based compensation	(6,040)	(4,888)
Write-off of deferred financing costs on previous credit facility	594	—
Changes in operating assets and liabilities, net of amounts associated with business acquired:
Accounts receivable	(15,630)	(30,213)
Inventories	23,409	(45,306)
Prepaid expenses and other current assets	(1,619)	(6,598)
Other assets	(1,784)	1,268
Accounts payable and accrued liabilities	12,409	3,551

Total adjustments	87,442	(24,747)

Net cash provided by operating activities	325,437	234,284

Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(89,252)	(47,691)
Cash used in business acquisitions, net of cash received	(548,769)	(33,451)

Net cash used in investing activities	(638,021)	(81,142)

Cash Flows from Financing Activities:
Purchases of treasury stock	(3,773)	(48,098)
Payment of cash dividends	(75,860)	(63,024)
Payments on capital lease and financing obligations	(1,300)	(1,385)
Excess tax benefits from stock-based compensation	6,040	4,888
Proceeds from sale of Class A common stock in connection with associate stock purchase plan	3,785	3,387
Proceeds from exercise of Class A common stock options	21,664	22,422
Borrowings under financing obligation	1,417	1,192
Borrowings under Credit Facility	370,000	—
Credit facility financing costs	(1,912)	—
Payments of notes payable and revolving loans under the credit facility	(120,000)	—
Net cash provided by (used in) financing activities	200,061	(80,618)

Effect of foreign exchange rate changes on cash and cash equivalents	(54)	(30)
Net (decrease) increase in cash and cash equivalents	(112,577)	72,494
Cash and cash equivalents – beginning of period	168,453	95,959
Cash and cash equivalents – end of period	$55,876	$168,453
Supplemental Disclosures of Cash Flow Information:
Cash paid for income taxes	$130,342	$145,651
Cash paid for interest	$1,281	$55

# # #

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2013 FOURTH QUARTER RESULTS	Page - 7 -

Non-GAAP Financial Measures

To supplement MSC’s unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures, including adjusted operating income, adjusted net income, and adjusted net income per diluted share. The adjusted supplemental measures exclude non-recurring costs associated with the Barnes Distribution North America (“BDNA”) acquisition and co-location of our corporate headquarters in Davidson, North Carolina and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with MSC's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate MSC’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of Company performance.

In calculating non-GAAP financial measures, we exclude these non-recurring costs to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such costs are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, we use non-GAAP financial measures as performance metrics for management incentive programs. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

●	The ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;
●	The ability to better identify trends in the Company’s underlying business and perform related trend analyses; and
●	A better understanding of how management plans and measures the Company’s underlying business.

The following tables reconcile GAAP operating income, GAAP net income and GAAP net income per diluted share (“EPS”) to non-GAAP adjusted operating income, adjusted net income, and adjusted net income per diluted share:

	Thirteen Weeks Ended
	August 31, 2013
	(dollars in thousands)	Margin
GAAP Operating income	$92,352	13.7%
Non-recurring costs	6,392
Adjusted Operating income	$98,744	14.7%

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2013 FOURTH QUARTER RESULTS	Page - 8 -

	Thirteen Weeks Ended August 31, 2013	Fourteen Weeks Ended September 1, 2012
	(dollars in thousands)

Sales	$673,773	$635,271
Cost of Sales	366,228	348,244
Gross Margin	307,545	287,027
Operating Expenses	215,193	179,021
Income from Operations	92,352	108,006
Non-recurring costs	6,392	1,232
Adjusted Operating income	$98,744	$109,238

	Thirteen Weeks Ended August 31, 2013
		Diluted
(in thousands, except per share amounts)	$(after tax)	EPS

GAAP net income	$56,375	$0.89
Non-recurring costs*	3,945	0.06
Adjusted net income	$60,320	$0.95

* On a pre-tax basis includes approximately $1,900 of non-recurring relocation costs associated with the Co-Location of the Company’s headquarters in Davidson, North Carolina and approximately $4,492 of non-recurring transaction and integration costs associated with the BDNA acquisition for the thirteen weeks ended August 31, 2013. The non-recurring costs were calculated using an effective tax rate of 38.3%.

	Fourteen Weeks Ended September 1, 2012
		Diluted
(in thousands, except per share amounts)	$(after tax)	EPS
GAAP net income	$68,915	$1.09
Non-recurring costs*	774	0.01
Adjusted net income	$69,689	$1.11

* On a pre-tax basis includes approximately $1,232 of non-recurring relocation costs associated with the Co-Location of the Company’s headquarters in Davidson, North Carolina for the fourteen weeks ended September 1, 2012. The non-recurring costs were calculated using an effective tax rate of 37.2%.

** Individual amounts of earnings per share may not agree to the total due to rounding.